UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377

(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note:

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by ITC Holdings Corp. (the “Company”) on October 17, 2017 (the “Original Filing”). The purpose of this amendment is to disclose the committee appointment of the new member appointed to the Company’s Board of Directors on October 20, 2017. Item 5.02 of the Original Filing is amended and restated as set forth below. There are no other changes to the Original Filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On October 12, 2017, the shareholder of ITC Holdings Corp. (the “Company”) approved the recommendation of the Board of Directors (the “Board”) to expand the size of the Board from ten to eleven directors and appointed A. Douglas Rothwell as a director of the Company. His appointment was effective on October 20, 2017.

There are no understandings or arrangements between Mr. Rothwell and any other person pursuant to which Mr. Rothwell was selected as a director of the Company. Mr. Rothwell does not have any family relationship with any director or executive officer of the Company.

In connection with his service as a director, Mr. Rothwell will be compensated under the Company’s standard non-employee director compensation arrangement described in the Company’s most recent Annual Report on Form 10-K.

On November 15, 2017, the Board appointed Mr. Rothwell to serve on the Governance and Human Resources committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

November 17, 2017	By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Senior Vice President and General Counsel